Exhibit 10.2

EXECUTION COPY

WAREHOUSE LOAN SALE AGREEMENT

Dated as of March 23, 2005

Between

COLONIAL BANK, N.A.,

as Originator

and

MWL FUNDING, INC.,

as Purchaser

WAREHOUSE LOAN SALE AGREEMENT

WAREHOUSE LOAN SALE AGREEMENT

i

SCHEDULES

SCHEDULE 1	Location of Records, Chief Executive Offices and Addresses
SCHEDULE 2	CNB Customer Accounts; AOT Securities Accounts
SCHEDULE 3	Trade Names

EXHIBITS

EXHIBIT A	Form of AOT Agreement
EXHIBIT B	Form of AOT Custodial Agreement
EXHIBIT C	Form of AOT Security Custodial Agreement
EXHIBIT D	Credit Policy
EXHIBIT E	Form of Loan Participation Sale Agreement
EXHIBIT F	Form of Power of Attorney

WAREHOUSE LOAN SALE AGREEMENT

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WAREHOUSE LOAN SALE AGREEMENT

Dated as of March 23, 2005

THIS WAREHOUSE LOAN SALE AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this “Agreement”) is entered into between COLONIAL BANK, N.A., a national banking association (the “Originator”) and MWL FUNDING, INC., a Delaware corporation, as the purchaser (the “Purchaser”).

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings, or if not defined herein, shall have the meanings specified in the Purchase Agreement (defined below):

“Advance” means (i) each advance (consisting of all principal, interest, finance charges and any other amounts payable in connection with the enforcement of any of the foregoing) made to any Designated CNB Customer under a CNB Customer Loan Agreement (other than a Syndicated Loan Agreement) and the related CNB Customer Note, and (ii) the pro-rata interest of the Originator in, and rights with respect to, any advance (consisting of all principal, interest, finance charges and any other amounts payable in connection with the enforcement of any of the foregoing) made to any Designated CNB Customer under a Syndicated Loan Agreement and the related CNB Customer Note, in each case whether constituting an account, chattel paper, instrument or general intangible.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agreement” has the meaning specified in the preamble.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.’s base rate; and

(b) ½ of one percent above the Federal Funds Rate.

“AOT Agreement” means an agreement in substantially the form attached hereto as Exhibit A, or such other form as may be agreed upon between the Seller and the Program Agent from time to time, between the Originator and a Designated CNB

WAREHOUSE LOAN SALE AGREEMENT

Customer, pursuant to which the Originator purchases interests in AOT Mortgage Pools and AOT Securities from such Designated CNB Customer.

“AOT Custodial Agreement” means an agreement in substantially the form attached hereto as Exhibit B, or such other form as may be agreed upon between the Seller and the Program Agent from time to time, between the Originator, a Designated CNB Customer, and Colonial Bank, as “Custodian”, pursuant to which Colonial Bank acts as custodian with respect to certain documents related the AOT Mortgage Loans interests in which are purchased by the Originator from such Designated CNB Customer.

“AOT Mortgage Loan” means a Mortgage Loan in which a 100% participation interest has been sold by a Designated CNB Customer to the Originator pursuant to an AOT Agreement.

“AOT Mortgage Pool” means each pool of AOT Mortgage Loans in which an interest has been purchased by the Originator from any Designated CNB Customer under an AOT Agreement (including all principal, interest, finance charges and any other amounts payable in connection with the enforcement of such AOT Mortgage Loans and the related AOT Participation Certificate).

“AOT Participation Certificate” means a certificate representing a 100% participation interest in an AOT Mortgage Pool (including all principal, interest, finance charges and any other amounts payable in connection with the enforcement of such AOT Mortgage Pool).

“AOT Securities Account” means a securities account maintained at The Bank of New York (or another depository institution acceptable to the Program Agent) which is the subject of an AOT Security Custodial Agreement.

“AOT Security” means (i) a fully modified pass-through mortgage-backed certificate guaranteed by GNMA, (ii) a guaranteed mortgage pass-through certificate issued by FNMA, (iii) a mortgage participation certificate issued by FHLMC, or (iv) a pass-through certificate representing, or backed by an interest in, a pool of AOT Mortgage Loans established by a private issuer of mortgage-backed securities acceptable to the Program Agent that is not GNMA, FNMA or FHLMC, in each case, which has been issued with respect to an AOT Mortgage Pool in which an interest has been purchased from a Designated CNB Customer pursuant to an AOT Agreement (including all principal, interest, finance charges and any other amounts payable in connection with the enforcement of such AOT Security and the related AOT Participation Certificate and AOT Agreement).

“AOT Security Custodial Agreement” means an agreement in substantially the form attached hereto as Exhibit C, or such other form as may be agreed upon between the Seller and the Program Agent from time to time, among a CNB Customer, the Originator and The Bank of New York (or another depository institution acceptable to the Program

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Agent), providing for, inter alia, the perfection of the Originator’s security interest in all AOT Securities deposited in an AOT Securities Account.

“AOT Takeout Assignment” means an agreement in substantially the form attached as Exhibit A to the form of AOT Agreement attached hereto as Exhibit A, or such other form as may be agreed upon between the Seller and the Program Agent from time to time, among a CNB Customer, the Originator and an Investor, providing for, inter alia, the assignment to the Originator of the Take-Out Commitment with respect to an AOT Security.

“Asset” means (i) each Advance, (ii) the participation interest of the Originator in each COLB Mortgage Loan, (iii) the participation interest of the Originator in each AOT Mortgage Pool, and (iv) the participation interest of the Originator in each AOT Security, in each case whether constituting an account, chattel paper, instrument, investment property, security or general intangible.

“Asset Interest Excess” has the meaning specified in the Purchase Agreement.

“Asset Interest Report” has the meaning specified in the Purchase Agreement.

“Bankruptcy Code” means the Bankruptcy Code, 11 U.S.C. §101 et seq., as amended, any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Beneficiary” means, as of any date, the Conduit Purchasers, the Committed Purchasers, the Group Agents and the Program Agent.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding Voting Stock of the Parent, (b) during any period of twelve consecutive Months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new

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directors whose election by the board of directors of the Parent or whose nomination for election by the stockholders of the Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute the majority of the directors then in office, (c) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Originator, (d) the Originator shall merge with or into any other Person, or (e) the Originator shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Purchaser.

“CNB Account” means each CNB Customer Deposit Account for which Colonial Bank is the account bank.

“CNB Customer” means a Person who, in the ordinary course of its business, originates or acquires Mortgage Loans which are secured by residential real estate.

“CNB Customer Deposit Account” means each Master Advance Account, each Investor Funding Account and each Controlled Disbursement Account.

“CNB Customer Loan Agreement” means a loan agreement between a CNB Customer and the Originator (and, in the case of a Syndicated Loan Agreement, one or more other financial institutions) pursuant to which the Originator (and such financial institutions, if applicable) extends financing to such CNB Customer, all of the proceeds of which are used by such CNB Customer to originate or purchase Mortgage Loans, and the terms of which are in compliance with the Credit Policy.

“CNB Customer Note” means a promissory note executed by a CNB Customer in connection with a CNB Customer Loan Agreement (including, without limitation, any Syndicated Loan Agreement) evidencing Advances made to such CNB Customer pursuant to such CNB Customer Loan Agreement.

“CNB Customer Transaction Documents” means all CNB Customer Loan Agreements, CNB Customer Notes, Loan Participation Sale Agreements, COLB Participation Certificates, AOT Agreements, AOT Participation Certificates, AOT Custodial Agreements, AOT Security Custodial Agreements, AOT Takeout Assignments and all other agreements and documents delivered and/or related thereto, as each may be amended, restated, supplemented and otherwise modified from time to time.

“COLB Mortgage Loan” means a Mortgage Loan in which a participation interest has been sold by a Designated CNB Customer to the Originator pursuant to a Loan Participation Sale Agreement for a purchase price equal to the lesser of (i) 99% of the Take-Out Price related to such Mortgage Loan or (ii) the principal balance of such Mortgage Loan.

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“COLB Participation Certificate” means a certificate representing a participation interest in one or more COLB Mortgage Loans (including all principal, interest, finance charges and any other amounts payable in connection with the enforcement of such COLB Mortgage Loans).

“Collections” means, collectively all Interest Collections and all Principal Collections.

“Committed Purchasers” means the Persons designated as “Committed Purchasers” pursuant to the Purchase Agreement.

“Conduit Purchasers” means the Persons designated as “Conduit Purchasers” pursuant to the Purchase Agreement.

“Controlled Disbursement Account” means, with respect to any CNB Customer, the deposit account of such CNB Customer, maintained at Colonial Bank (or the financial institution acting as agent pursuant to any Indirect Syndicated Loan Agreement), which is a zero balance account used only to draw funds from the related Master Advance Account in connection with Mortgage Loan closings pursuant to the related CNB Customer Transaction Documents.

“Credit Policy” means those loan credit and collection policies and practices of the Originator in effect on the date of this Agreement and described in Exhibit D hereto, as modified in compliance with this Agreement.

“Custodial Agreement” means the Custodial Agreement dated as of the date of this Agreement among the Facility Custodian, the Purchaser, the Servicer and the Program Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, surety bonds and letters of guaranty, (i) all obligations of such Person upon which interest charges are customarily paid, (j) all obligations of such Person under any Hedging Agreement, (k) all obligations, contingent or otherwise, of such Person in respect of Banker’s acceptances. The Debt of any Person shall include the Debt of any

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other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent of the terms of such Debt provide that such Person is not liable therefor. For purposes of this definition, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Deemed Collections” means Collections deemed to have been received pursuant to Section 2.03(b) or (c).

“Defaulted Asset” means an Asset, (i) in the case of any Advance or any interest in a COLB Mortgage Loan, that relates to a Defaulted Mortgage Loan, or that relates to any CNB Customer Loan Agreement or Loan Participation Sale Agreement, as applicable, under which an event of default, whether declared or undeclared, has occurred and is continuing, or (ii) in the case of any interest in an AOT Mortgage Pool or an AOT Security, that is the subject of a “Security Issuance Failure” as defined in the related AOT Agreement.

“Defaulted Mortgage Loan” means a Mortgage Loan (i) as to which any payment of principal or interest, or part thereof remains unpaid for more than ninety (90) days from the original due date for such payment, (ii) as to which the Mortgagor thereof has taken any action, or suffered any event to occur, of the type described in Section 5.01(f) or (iii) as to which any material non-payment obligation on the part of the Mortgagor thereof remains unperformed past any applicable period of grace.

“Designated CNB Customer” means each of the Persons designated as a “Designated CNB Customer” pursuant to the Purchase Agreement.

“Diluted Asset” means that portion (and only that portion) of any Asset which is either (a) reduced or adjusted as a result of any discount or adjustment by the Originator or any other Person (other than the discharge in bankruptcy of the CNB Customer thereof or the Mortgagor under the related Mortgage Loan), or (b) reduced or canceled as a result of any dispute, claim, offset or defense (other than the discharge in bankruptcy of the CNB Customer thereof or of the Mortgagor under the related Mortgage Loan) of the CNB Customer or of the Mortgagor under the related Mortgage Loan, against the Originator or any other Person (whether such dispute, claim, offset or defense arises out of the same or a related transaction or an unrelated transaction).

“Discount” means, in respect of each Purchase from the Originator, the percentage of the Outstanding Balance of the Assets that are the subject of such Purchase as may be agreed upon prospectively, on an arm’s length basis, between the Originator and the Purchaser.

“Eligible Asset” has the meaning specified in the Purchase Agreement.

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“Eligible Mortgage Loan” has the meaning specified in the Purchase Agreement.

“Enforceability Exceptions” means exceptions to the enforceability of an obligation arising under bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether considered in a proceeding at equity or at law).

“Event of Termination” has the meaning specified in Section 5.01.

“Facility Custodian” means at any time the Person then authorized pursuant to the Custodial Agreement to hold the AOT Participation Certificates, COLB Participation Certificates, AOT Takeout Assignments and the related Mortgage Files with respect to the Mortgage Loans.

“Facility Termination Date” means the earliest of (a) the “Facility Termination Date” (as such term is defined in the Purchase Agreement), (b) the date determined pursuant to Section 5.01 and (c) the date which the Originator designates by at least 2 Business Days’ prior notice to the Purchaser and its assignees (including the Program Agent under the Purchase Agreement).

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by Citibank, N.A. from three Federal funds brokers of recognized standing selected by it.

“Final Collection Date” means the date on or following the Facility Termination Date on which the aggregate Outstanding Balance of all Transferred Assets has been reduced to zero and the Originator shall have paid all amounts payable to the Purchaser pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Entity shall include, without limitation, each of FHLMC, FNMA, GNMA, FHA, HUD and VA (each as defined in the Purchase Agreement).

“Group Agents” means the Persons designated as “Group Agents” pursuant to the Purchase Agreement.

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hedging Agreement” means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 6.01.

“Indemnified Party” has the meaning specified in Section 6.01.

“Indirect Syndicated Loan Account” means a CNB Customer Deposit Account for which the account bank is the agent pursuant to an Indirect Syndicated Loan Agreement.

“Indirect Syndicated Loan Agreement” means a Syndicated Loan Agreement, the agent with respect to which is a financial institution other than the Originator.

“Indirect Syndicated Mortgage Loan” means a Mortgage Loan financed by the Originator and one or more other financial institutions pursuant to an Indirect Syndicated Loan Agreement.

“Initial Cutoff Date” has the meaning specified in Section 2.02(a).

“Initial Purchase Date” means the date on which the first Purchase made pursuant to this Agreement shall occur.

“Interest Collections” means all cash collections and other cash Proceeds with respect to the Transferred Assets other than Principal Collections, including, without

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limitation, interest paid with respect to such Transferred Assets by the related CNB Customer or any other Person.

“Interest Rate Hedge” means a Hedging Agreement in the form of a rate swap transaction, basis swap, forward rate transaction, interest rate option, cap transaction, floor transaction, collar transaction or any other similar transaction entered into between the CNB Customer and a counterparty in order to mitigate the risk of interest rate fluctuations with respect to the related Mortgage Loan, AOT Mortgage Pool or AOT Security, and which has been assigned to the Originator.

“Investor” means any Person approved by the Originator in accordance with the Credit Policy, as a purchaser of Mortgage Loans or AOT Securities from the Originator.

“Investor Funding Account” means, with respect to any CNB Customer, the deposit account of such CNB Customer into which the proceeds of Take-Out Commitments are remitted as required pursuant to the related CNB Customer Transaction Documents.

“Loan Participation Sale Agreement” means an agreement in substantially the form attached hereto as Exhibit E, between the Originator and a CNB Customer pursuant to which the Originator purchases participation interests in Mortgage Loans originated or acquired by such CNB Customer.

“Master Advance Account” means, with respect to any CNB Customer, the deposit account of such CNB Customer into which Advances are deposited, or the purchase prices paid by the Originator with respect to COLB Mortgage Loans, AOT Mortgage Pools or AOT Securities are deposited, pursuant to the related CNB Customer Transaction Documents and from which fees are debited with respect thereto.

“Material Adverse Change” means a material adverse change in the business, assets, operations, property, prospects or other condition (financial or otherwise) of the Originator or the Parent and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the collectibility of the Transferred Assets, (b) the ability of the Purchaser or the Originator to perform any of their respective material obligations under the Transaction Documents to which they are a party, (c) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the ownership interests and security interests granted hereunder or thereunder) or the rights of or benefits available to the Purchaser under the Transaction Documents, or (iv) the business, assets, operations, condition (financial or otherwise), property, or prospects of the Originator and its Subsidiaries, taken as a whole.

“MERS” means the system of electronic registration and record-keeping and the related recording of the mortgages established and operated by Mortgage Electronic Registration System, Inc.

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“Month” means a calendar month.

“Monthly Report” has the meaning specified in the Purchase Agreement.

“Mortgage” means a mortgage or deed of trust or other security instrument, on a standard form approved by FHA, FHLMC, FNMA or VA (each as defined in the Purchase Agreement) or other form satisfactory to the Program Agent.

“Mortgage Documents” means with respect to each Mortgage Loan, the documents, agreements and instruments required to be delivered pursuant to the applicable CNB Customer Transaction Documents, including, without limitation, each of the documents in the related Mortgage File.

“Mortgage File” means, with respect to each Mortgage Loan, the following documents:

(i) in the case of any Advance, a request for an Advance under the related CNB Customer Loan;

(ii) the original Mortgage Note, endorsed in blank without recourse by all intervening holders of such Mortgage Note from the originator of such Mortgage Loan through the related CNB Customer;

(iii) a copy of the original Mortgage;

(iv) except in the case of a Mortgage recorded in the name of MERS, an original assignment of Mortgage in favor of the Originator and in recordable form executed by the related CNB Customer; and

(v) copies of all intervening assignments of Mortgage.

“Mortgage Loan” means a loan originated or acquired by a CNB Customer which is secured by a Mortgage.

“Mortgage Note” means a promissory note, substantially similar to one of the standard forms approved by the Originator.

“Mortgaged Property” means with respect to any Mortgage Loan, the real property encumbered by the related Mortgage(s) or other security documents securing the indebtedness under the related Mortgage Note(s).

“Mortgagor” means each Person obligated to make payments under a Mortgage Loan or Mortgage Note, including, without limitation, any guarantor thereof.

“Originator” has the meaning specified in the preamble.

“Originator Collateral” has the meaning specified in Section 2.02(g).

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“Other Taxes” has the meaning specified in the Purchase Agreement.

“Outstanding Balance” of any Asset at any time means the outstanding principal balance thereof; provided, however, that solely for purposes of calculating any Asset Interest or any Asset Interest Excess at any time, the Outstanding Balance of an Asset shall be deemed to be the least of (a) the outstanding principal balance thereof, (b) the outstanding principal balance of the Mortgage Loan or Mortgage Loans securing or constituting such Asset (or the Originator’s pro-rata interest therein, as applicable), or (c) either (i) if such Asset is an Advance or an interest in a COLB Mortgage Loan, the Take-Out Price with respect to the Mortgage Loan securing or constituting such Asset (or the Originator’s pro-rata interest therein, as applicable), or (ii) if such Asset is an interest in an AOT Mortgage Pool or an AOT Security, the Originator’s pro-rata interest in the Take-Out Price with respect to such AOT Mortgage Pool or AOT Security.

“PA Final Payment Date” means the later of the “Facility Termination Date” (as such term is defined in the Purchase Agreement) and the date on which all Capital, Yield, Fees and other Obligations (each as defined in the Purchase Agreement) under the Purchase Agreement have been irrevocably paid in full in cash.

“Parent” means The Colonial BancGroup, Inc., a Delaware corporation.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

“Principal Collections” means (without duplication), (i) all cash collections and other cash Proceeds with respect to the principal amounts of the Transferred Assets, including, without limitation, all cash Proceeds of the Underlying Collateral with respect to such Transferred Assets (including, without limitation, all proceeds of the related Take-Out Commitment, proceeds from any sale of the related Mortgage Loan or Mortgaged Property, proceeds of any Interest Rate Hedge and proceeds of insurance received in respect of the related Mortgaged Property), (ii) any Deemed Collections, (iii) any payments made by the Originator in respect of such Transferred Assets pursuant to this Agreement, and (iv) all other cash collections and other cash Proceeds of the Underlying Collateral.

“Proceeds” means “proceeds” as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of New York.

“Program Agent” means Citicorp North America, Inc., in its capacity as agent for the Conduit Purchasers and Committed Purchasers under the Purchase Agreement, and its successors and assigns.

“Purchase” means a purchase by the Purchaser of Transferred Assets and Related Property from the Originator pursuant to Article II.

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“Purchase Agreement” means that certain Warehouse Loan Purchase Agreement, dated as of the date hereof, among the Purchaser, the Servicer, CAFCO, LLC, CHARTA, LLC and CRC Funding, LLC, as Conduit Purchasers, Citibank, N.A., as Committed Purchaser, Citicorp North America, Inc., as Program Agent and as a Group Agent and the other Conduit Purchasers, Committed Purchasers and Group Agents party thereto from time to time, as amended, restated, supplemented and otherwise modified from time to time.

“Purchase Date” means each day on which a Purchase is made pursuant to Article II.

“Purchase Price” for any Purchase means an amount equal to the Outstanding Balance of the Assets that are the subject of such Purchase minus the Discount for such Purchase.

“Purchaser” has the meaning specified in the preamble.

“Records” means all documents, books, records and other information (including without limitation, computer programs, tapes and disks) maintained with respect to the Transferred Assets and Related Property and the related CNB Customers.

“Related Property” means, with respect to any Asset, all of the Originator’s right, title and interest in, under and to all Related Security, Collections, CNB Customer Deposit Accounts and AOT Securities Accounts, and all Proceeds with respect to such Asset or any of the forgoing.

“Related Security” means, with respect to any Asset, the following (or the pro-rata interest of the Originator therein, as applicable):

(i) all security, letters of credit, guaranties, Hedging Agreements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Asset and the related Underlying Collateral pursuant to contract or otherwise;

(ii) all accounts, general intangibles and other rights or claims for money due or to become due under the CNB Customer Transaction Documents relating to such Asset;

(iii) the Take-Out Commitment relating to such Asset;

(iv) the Records relating to such Asset and the Underlying Collateral;

(v) the related Underlying Collateral, the Mortgage and the Mortgage Documents relating to such Asset;

(vi) all insurance policies and proceeds and premium refunds thereof;

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(vii) the Interest Rate Hedge, if any, relating to such Asset and the related Underlying Collateral;

(viii) the AOT Participation Certificate or COLB Participation Certificate, if any, representing such Asset; and

(ix) all Proceeds of the foregoing.

“Repurchase Price” has the meaning specified in Section 2.03(c).

“Secured Obligations” has the meaning specified in Section 2.02(g).

“Servicer” means at any time the Person then authorized pursuant to Section 6.01 of the Purchase Agreement to administer and collect Transferred Assets.

“Settlement Date” means each Weekly Settlement Date and each Monthly Settlement Date.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; and (e) such Person generally is not paying its Debts or liabilities as such Debts or liabilities become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, trust or equivalent entity, whether voting or non-voting.

“Subsidiaries” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Originator, or the Parent, as the case may be, or one or more Subsidiaries, or by the Originator or the Parent, as the case may be, and one or more Subsidiaries.

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“Syndicated Loan Agreement” means a CNB Customer Loan Agreement pursuant to which the Originator and other financial institutions have agreed to extend financing to the related CNB Customer.

“Syndicated Mortgage Loan” means any Mortgage Loan funded pursuant to a Syndicated Loan Agreement.

“Take-Out Commitment” has the meaning specified in the Purchase Agreement.

“Take-Out Price” has the meaning specified in the Purchase Agreement.

“Taxes” has the meaning specified in the Purchase Agreement.

“Third-Party Lender Deposit Account” means a CNB Customer Deposit Account the account bank for which is a financial institution other than the Originator, which is the subject of an intercreditor agreement between such financial institution and the Originator.

“Transaction Document” has the meaning specified in the Purchase Agreement.

“Transferred Asset” means any Asset which is Purchased or purported to be Purchased by the Purchaser pursuant to Article II.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Underlying Collateral” means, with respect to any Asset, the Mortgage Loans or pool of Mortgage Loans, and the Mortgaged Property or pool of Mortgaged Properties, constituting or securing such Asset, as the case may be.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Schedules are hereby incorporated

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into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms.

SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES

SECTION 2.01. Facility. On the terms and conditions hereinafter set forth and without recourse to the Originator (except to the extent specifically provided herein), the Originator shall sell to the Purchaser all of its right, title and interest in, under and to all Assets due or acquired from each Designated CNB Customer from time to time and all Related Property with respect thereto, and the Purchaser shall purchase from the Originator all such Assets and Related Property of the Originator from time to time, in each case during the period from the date hereof to the Facility Termination Date.

SECTION 2.02. Making Purchases.

(a) Initial Purchase. The Originator shall give the Purchaser at least one Business Day’s notice of their request for the initial Purchase, which request shall specify the date of such Purchase (which shall be a Business Day on or after the date on which the conditions precedent set forth in Section 3.01 of the Purchase Agreement shall have been satisfied) and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Originator whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c). Effective upon such payment, the Originator hereby sells, conveys, transfers and assigns to the Purchaser all Assets and Related Property in existence as of the close of business on the Business Day immediately prior to the Initial Purchase Date (the “Initial Cutoff Date”).

(b) Subsequent Purchases. On each Business Day following the Initial Purchase Date until the Facility Termination Date, unless either party shall notify the other party to the contrary, the Originator shall sell to the Purchaser and the Purchaser shall purchase from the Originator, all Assets and Related Property owned by the Originator existing as of the close of business on the immediately preceding Business Day which have not previously been sold to the Purchaser. Each Purchase described herein shall automatically occur at 12:00 p.m. (New York time) on the date of such Purchase without any further action on the part of any party hereto. The Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c). Effective on each Purchase Date, the Originator hereby sells, conveys, transfers

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and assigns to the Purchaser all Assets and Related Property not previously sold, conveyed, transferred or assigned to the Purchaser.

(c) Payment of Purchase Price.

(i) The Purchase Price for each Purchase of Assets and Related Property that are in existence on the Initial Cutoff Date shall be payable in full by the Purchaser to the Originator on the Initial Purchase Date, and shall be paid to the Originator in the following manner:

(A) first, by delivery of immediately available funds, to the extent of funds made available to the Purchaser in connection with a sale of Asset Interests under the Purchase Agreement or other cash on hand; and

(B) second, by accepting such Assets and Related Property (or the relevant portion thereof) as a capital contribution to the Purchaser’s capital in an amount equal to the remaining unpaid balance of such Purchase Price.

(ii) Each Asset, and the Related Property with respect thereto, coming into existence or acquired after the Initial Cutoff Date shall be sold or contributed to the Purchaser on the Business Day immediately following the day such Asset was originated or acquired by the Originator and the Purchase Price for such Asset and Related Property shall be due and owing in full by the Purchaser to the Originator on such Business Day (except that the Purchaser may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by the Originator to the Purchaser hereunder and which have become due but remain unpaid) and shall be paid to the Originator in the following manner:

(A) first, by delivery of immediately available funds, to the extent of funds made available to the Purchaser in connection with a sale of Asset Interests under the Purchase Agreement or other cash on hand; and

(B) second, by accepting such Asset and Related Property (or the relevant portion thereof) as a contribution to the Purchaser’s capital in an amount equal to the remaining unpaid balance of such Purchase Price; provided, that no such capital contribution shall be made from and after the Facility Termination Date.

(d) Settlement of Purchase Price. Although the Purchase Price for each Asset, and the Related Property with respect thereto, coming into existence or acquired after the Initial Cutoff Date shall be paid in full by the Purchaser to the Originator on the date such Asset and Related Property is purchased, a precise reconciliation of the Purchase Price between the Purchaser and the Originator shall be effected on each Weekly Settlement Date with respect to all Assets and Related Property transferred during the calendar week most recently ended prior to such Weekly Settlement Date and based on the information contained in the Asset Interest Report most recently delivered by the Servicer pursuant to the Purchase Agreement for such

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calendar week. Although such reconciliation shall be effected on Weekly Settlement Dates, any contribution of capital by the Originator to Purchaser made pursuant to Section 2.02(c) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid.

(e) Capital Contributions. Each contribution of an Asset and Related Property by the Originator to the Purchaser shall be deemed to be a Purchase of such Asset and Related Property by the Purchaser for all purposes of this Agreement. The Purchaser hereby acknowledges that the Originator shall have no obligation to make further capital contributions to the Purchaser, in respect of the Originator’s equity interest in the Purchaser or otherwise, in order to provide funds to pay the Purchase Price to the Originator under this Agreement or for any other reason.

(f) Ownership of Assets and Related Property. On each Purchase Date, after giving effect to the Purchase on such date, the Purchaser shall own all Assets originated or acquired by the Originator as of the close of business on the Business Day immediately prior thereto (including Assets which have been previously sold to the Purchaser hereunder) and all other Related Property with respect thereto. Each sale of Assets and Related Property hereunder is made without recourse; provided, however, that (i) the Originator shall be liable to the Purchaser for all representations, warranties and covenants made by the Originator hereunder and (ii) such sale does not constitute and is not intended to constitute an assumption by the Purchaser or its assignee thereof of the Originator or other Person arising in connection with the Transferred Assets or Related Property or any other obligations or liabilities of the Originator.

(g) Intention is an Irrevocable Transfer; Grant of Security Interest. It is the intention of the parties hereto that each Purchase to be made hereunder shall be absolute and irrevocable and will provide the Purchaser with the full risks and benefits of ownership of the Transferred Assets and Related Property so purchased (such that the Transferred Assets and Related Property would not constitute property of the Originator’s estate in the event of the Originator’s bankruptcy or receivership) and shall constitute a “sale” of “payment intangibles” as such terms are used in Article 9 of the UCC of the State of New York, to the extent applicable, and not a loan secured by such Transferred Assets and Related Property. In the event that, contrary to the mutual intent of the Originator and the Purchaser, any Purchase of Transferred Assets and Related Property hereunder is not characterized as a sale but rather as a collateral transfer for security (or the transactions contemplated hereby are characterized as a financing transaction), it is the intent of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that such Purchase shall be deemed to be a secured financing, secured by a security interest in all of the Originator’s right, title and interest now or hereafter existing and hereafter arising in, to and under all Transferred Assets and Related Property and all Proceeds thereof (collectively, the “Originator Collateral”). In addition to and not in limitation of any other rights acquired by the Purchaser hereunder, the Originator hereby grants to the Purchaser a security interest in all of the Originator’s right, title and interest now or hereafter existing in, to and under the Originator Collateral to secure the repayment of all amounts due and owing by the Originator to the Purchaser hereunder with accrued interest thereon, if applicable, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (such amounts the “Secured Obligations”).

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SECTION 2.03. Collections.

(a) In the event that the Originator believes that funds which are not Collections of Transferred Assets have been deposited into an account of the Purchaser or the Purchaser’s assignee, the Originator shall notify the Servicer who shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all funds so deposited which are identified to the Purchaser’s satisfaction to the Originator.

(b) If on any day any Transferred Asset becomes (in whole or in part) a Diluted Asset, the Originator shall be deemed to have received on such day a Collection of such Transferred Asset in the amount of such Diluted Asset. The Originator shall pay to the Purchaser on or prior to the next Business Day all amounts deemed to have been received pursuant to this subsection.

(c) Upon discovery by the Originator or the Purchaser of any breach of the representation and warranty made in Section 3.01(j) with respect to any Transferred Asset, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator shall, on the Business Day following such notice, repurchase the affected Transferred Asset, at the option of the Originator, either (i) by making a cash payment to the Purchaser in an amount equal to the Repurchase Price (defined below), or (ii) so long as no “Event of Termination” under, and as defined in, the Purchase Agreement has occurred, and no Asset Interest Excess exists under (and as defined in) the Purchase Agreement, by transferring ownership of a new Eligible Asset to the Purchaser on such Business Day having an Outstanding Balance at least equal to the Repurchase Price. The “Repurchase Price” for any Transferred Asset to be repurchased under this Section 2.03(c) shall equal the Purchase Price paid for such Asset by the Purchaser minus Collections received in respect thereof minus any payments or offsets made by the Originator to the Purchaser in respect of Deemed Collections relating to such Transferred Asset. Simultaneously upon the payment to the Purchaser, or transfer to the Purchaser of Eligible Assets in respect of, the Repurchase Price for any such repurchased Transferred Asset, such Transferred Asset and all Related Property relating solely to such Transferred Asset shall automatically be reconveyed by the Purchaser to the Originator without any further action by the Purchaser or any other Person, and the Purchaser shall have no further rights with respect thereto. Each party hereto shall, at the Originator’s expense, take any action the other party may reasonably request to further evidence such reconveyance. The Originator’s obligation to reacquire Transferred Assets pursuant to this Section 2.03(c) shall, upon satisfaction thereof, constitute the sole remedy (except for any obligation under Section 6.01 hereof) respecting the event giving rise to such obligation and is expressly limited to the Transferred Asset affected by such event. Except as expressly provided in this Section 2.03, the Originator shall have no right or obligation under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Transferred Assets or to rescind or otherwise retroactively affect any transfer of any Transferred Assets after the date on which such Transferred Assets are transferred by the Purchaser hereunder.

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SECTION 2.04. Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Originator hereunder, including payments to be made with respect to Deemed Collections, shall be paid or deposited no later than 12:00 p.m. (New York City time) on the day when due in same day funds to an account designated by the Purchaser from time to time, which account, during the existence of the Purchase Agreement, shall be the Seller’s Account or such other account set forth in the Purchase Agreement.

(b) The Originator shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Originator when due hereunder at a rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

(c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 2.05. Certain Rights of the Purchaser.

(a) The Purchaser may, at any time during the existence of an Event of Termination, give notice of ownership to, and/or direct, the CNB Customers and Investors with respect to the Transferred Assets, Mortgagors with respect to the Underlying Collateral and any other Person obligated on any Transferred Assets or Related Property, or any of them, that payment of all amounts payable under or with respect to any Transferred Asset shall be made directly to the Purchaser or its assignees.

(b) The Initial Purchase hereunder shall include the transfer by the Originator, and the Originator does hereby transfer, to the Purchaser (and its assigns and designees) all of the Originator’s right, title and interest in and to the CNB Customer Deposit Accounts and AOT Securities Accounts with respect to each Designated CNB Customer.

(c) At the Purchaser’s request and at the Originator’s expense, the Originator shall (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Assets or Related Property or that are otherwise necessary or desirable to collect the Transferred Assets, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Assets in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

(d) The Originator authorizes the Purchaser to take any and all steps in the Originator’s name and on behalf of the Originator that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Assets and Related

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Property, including, without limitation, endorsing the Originator’s name on checks and other instruments representing Collections of Transferred Assets and enforcing the Transferred Assets and Related Property.

SECTION 2.06. Rights and Remedies.

(a) If the Originator fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation; and the costs and expenses incurred in connection therewith shall be payable by the Originator.

(b) The Originator shall perform all of its obligations under the CNB Customer Transaction Documents related to the Transferred Assets to the same extent as if the Originator had not sold such Assets hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Originator from such obligations or its obligations with respect to the Transferred Assets or Related Property with respect thereto. The Purchaser shall not have any obligation or liability with respect to any Transferred Assets or Related Property, nor shall the Purchaser be obligated to perform any of the obligations of the Originator thereunder.

SECTION 2.07. Transfer of Records to Purchaser.

(a) Each Purchase hereunder shall include the transfer of, and the Originator does hereby transfer to the Purchaser, all of the Originator’s right and title to and interest in the Records relating to the Transferred Assets and Related Property, and the Originator hereby agrees that such transfer shall be effected automatically with each such Purchase, without any further action on the part of the parties hereto or any further documentation.

(b) In connection with such transfer, to the extent not prohibited under the relevant agreement between the Originator and the relevant licensor, the Originator hereby grants to each of the Purchaser, the Program Agent (as the Purchaser’s assignee) and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Originator to account for the Transferred Assets and Related Property, whether such software is owned by the Originator or is owned by others and used by the Originator under license agreements with respect thereto; provided that should the consent of any licensor of such software to grant the license described herein be required, the Originator hereby agrees that upon request by the Purchaser (or the Program Agent as the Purchaser’s assignee), the Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

(c) The Originator shall take such action requested by the Purchaser, from time to time hereafter, that may be deemed by the Purchaser as reasonably necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the Records relating to the Transferred Assets and Related Property and, subject to the limitation in clause (b) above, rights (whether by ownership, license or sublicense) to the use of the Originator’s

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computer software system to access and create such Records, subject to the rights of any licensors and applicable law.

SECTION 2.08. Servicer.

(a) The Originator acknowledges that pursuant to the Purchase Agreement the Program Agent has appointed the Servicer to take certain actions associated with the administration and collection of the Transferred Assets and Related Property. The Originator agrees that it shall cooperate with the Servicer in collecting amounts due from CNB Customers and from Investors in respect of the Transferred Assets and from Mortgagors in respect of any Underlying Collateral. The Originator hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by Purchaser (whether or not from the Originator) in connection with any Transferred Asset or Related Property.

(b) The Originator agrees that in connection with the Servicer’s duties under the Purchase Agreement and the agreements in this Section 2.08 that the Servicer shall be a third party beneficiary of this Agreement to the same extent as if the Servicer was a party hereto.

SECTION 2.09. Custody of Mortgage Files and Other Documents. Within ten days after the date any Asset becomes a Transferred Asset, the Originator shall deliver or shall cause to be delivered to the Facility Custodian the Mortgage File with respect to all Mortgage Loans related to such Transferred Advance, except for any Mortgage Documents (x) held by any Investor pursuant to a bailment letter or (y) held by the agent with respect thereto in connection with any Indirect Syndicated Loan Agreement. Within five Business Days after the date that any Advance becomes a Transferred Asset, the Originator shall deliver to the Facility Custodian the original CNB Customer Note, if any, with respect to such Advance, endorsed in blank by the Originator (without restriction or limitation other than without recourse). Within five Business Days after the date that any AOT Mortgage Pool becomes a Transferred Asset, the Originator shall deliver to the Facility Custodian the original AOT Participation Certificate with respect to such AOT Mortgage Pool, endorsed in blank by the Originator (without restriction or limitation other than without recourse) and the related AOT Takeout Assignment. Within five Business Days after the date that any interest in a COLB Mortgage Loan becomes a Transferred Asset, the Originator shall deliver to the Facility Custodian the original COLB Participation Certificate with respect to such COLB Mortgage Loan, endorsed in blank by the Originator (without restriction or limitation other than without recourse).

SECTION 2.10. Power of Attorney. On the Closing Date, the Originator shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit F (a “Power of Attorney”). The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until all Secured Obligations hereunder and all “Obligations” under, and as defined in, the Purchase Agreement, have been paid in full and this Agreement and the Purchase Agreement have terminated in accordance with their terms. The powers conferred on the Purchaser under the Power of Attorney are solely to protect the

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Liens of the Purchaser (and its assigns) upon and interests in the Transferred Assets and the other Originator Collateral and shall not impose any duty upon the Purchaser to exercise any such powers. The Purchaser shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Purchaser’s officers, directors, employees, agents or representatives shall be responsible to the Originator or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Originator. The Originator represents and warrants as of each Purchase Date as follows:

(a) Due Formation and Good Standing. The Originator is a national banking association organized, validly existing and in good standing under the laws of the United States of America. The Originator is authorized under federal law to transact the business of banking, has all corporate power and authority to carry on its business as now conducted, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Originator is a depository institution that is insured by the Federal Deposit Insurance Corporation.

(b) Due Authorization and No Conflict. The execution, delivery and performance by the Originator of this Agreement and the other Transaction Documents to which it is a party, including the Originator’s sale of Transferred Assets and Related Property hereunder and the Originator’s use of the proceeds of Purchases, (i) are within the Originator’s corporate powers, (ii) have been duly authorized by all necessary action on the part of the Originator, (iii) do not contravene (A) the Originator’s articles of association or by-laws, (B) any law, rule or regulation applicable to the Originator the breach of which could be reasonably expected to have a Material Adverse Effect, (C) any contractual restriction binding on the Originator or its property or (D) any order, writ, judgment, award, injunction or decree binding on the Originator or its properties, except in each of the foregoing cases other than clause (A) above, where such contravention could not reasonably be expected to have a Material Adverse Effect, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Originator’s interest in the Transferred Assets and Related Property pursuant to this Agreement). This Agreement has been duly executed and delivered by the Originator.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by the Originator of this Agreement or any other document to be delivered by it hereunder, except for the filing of UCC financing statements referred to herein.

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(d) Enforceability of Transaction Documents. Each of the Transaction Documents to which the Originator is a party constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, subject to the Enforceability Exceptions.

(e) Perfection of Interest in Transferred Assets. Immediately after each Purchase hereunder, the Purchaser will have acquired a valid and perfected first priority ownership interest or security interest in each such Transferred Asset and Related Property so purchased, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect, is filed in any appropriate recording office listing the Originator as debtor or seller, covering any Transferred Assets or Related Property except such as may be filed in favor of the Purchaser in accordance with this Agreement or in favor of the Program Agent in accordance with the Purchase Agreement and except those being released or terminated on or prior to the date hereof.

(f) Financial Statements. The consolidated balance sheet of the Originator and its Subsidiaries as at December 31, 2004, and the related statements of income, stockholders equity and cash flow of the Originator and its Subsidiaries for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been furnished to the Purchaser, fairly present, in accordance with GAAP, the financial condition and results of operations and cash flows of the Originator and its Subsidiaries as of and for the fiscal year ended on such date. Since December 31, 2004 there has been no Material Adverse Change with respect to the Originator or the Parent and its Subsidiaries taken as a whole.

(g) No Litigation. Except as disclosed in the Parent’s or the Originator’s publicly available SEC filings or otherwise disclosed in writing to the Program Agent, there is no pending or, to the knowledge of the Originator, threatened action, investigation or proceeding affecting the Originator or any of its Subsidiaries before any court, Governmental Entity or arbitrator in which there is a reasonable possibility of an adverse decision which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which in any way draws into question the validity or enforceability of this Agreement or any Transaction Document.

(h) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(j) Eligibility of Eligible Assets. Each Transferred Asset characterized in any Asset Interest Report or Monthly Report or other written statement made by or on behalf of the Originator, as an Eligible Asset is, as of the date of such report or statement (or if applicable, as of a date certain specified in such report or statement) an Eligible Asset. Each Transferred Asset

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and Related Property is owned (immediately prior to its sale hereunder) by the Originator free and clear of any Adverse Claim. As of each Purchase Date, each Asset originated or acquired by the Originator as of the close of business on the Business Day immediately preceding such Purchase Date (and the Related Property with respect thereto) has been transferred to the Purchaser hereby.

(k) Accuracy of Information. All written information, exhibits, financial statements, documents, books, records and reports furnished or to be furnished at any time (whether before or after the date of this Agreement) by the Originator to the Purchaser, Program Agent, any Group Agent, Committed Purchaser or Conduit Purchaser in connection with this Agreement or any other Transaction Document is or will be accurate in all material respects as of its date or as of the date so furnished (or, if applicable, as of a date certain specified in such report), and, as of any such date, no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(l) Location of Chief Executive Office and Records; Organizational Identification Number. The location of the Originator’s principal place of business and chief executive office, the locations of the offices where it keeps all the books and records relating to the Transferred Assets and Related Property, its form of organization, sole jurisdiction of organization, federal employer identification number and organizational identification number (if any) are correctly set forth on Schedule 1. The Originator has had no chief executive office in the past five (5) years other than that set forth on Schedule 1.

(m) Collection Information. The account numbers of all CNB Customer Accounts and AOT Securities Accounts are specified in Schedule 2 (as the same may be updated from time to time pursuant to Section 4.01(g)). The CNB Accounts are the only bank accounts at Colonial Bank into which Collections of Transferred Assets are directed to be deposited or remitted. The CNB Customer Deposit Accounts are the only bank accounts into which Collections of Transferred Assets are directed to be deposited or remitted. The AOT Securities Accounts are the only bank accounts into which the Take-Out Prices with respect to AOT Securities are directed to be deposited or remitted, subject to subsequent remittance in accordance with the related AOT Security Custodial Agreement. The Originator has a first priority perfected security interest in each CNB Account, each AOT Securities Account and each Indirect Syndicated Loan Account and, in each case, the Collections on deposit therein (which, in the case of any Indirect Syndicated Loan Account is in favor of the agent under the related Indirect Syndicated Loan Agreement for the benefit of the Originator and other lenders party thereto). The Originator has entered into an intercreditor agreement with the account bank in respect of each Third-Party Lender Deposit Account pursuant to which such account bank has agreed to remit Collections deposited in such Third-Party Lender Deposit Account to the Originator at the request of the Originator.

(n) No Trade Names. Except as set forth under the name of the Originator in Schedule 3, the Originator is known by nor uses any tradename or doing-business-as name.

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(o) No Licenses. With respect to any programs (software or otherwise) used by the Originator in the servicing of the Transferred Assets (other than the “ProMerit” software licensed from MBMS Incorporated), no sublicensing agreements are necessary in connection with the designation of any Servicer so that such other Servicer would have the benefit of such programs.

(p) Solvency. The Originator is Solvent and is not contemplating receivership, liquidation or dissolution and no proceeding looking toward receivership, liquidation or dissolution of the Originator is pending or threatened. With respect to each Transferred Asset and Related Property, the Purchaser (i) shall have received such Transferred Asset and Related Property as a contribution to the capital of the Purchaser by the Originator, (ii) shall have purchased such Transferred Asset and Related Property from the Originator in exchange for payment (made by the Purchaser to the Originator in accordance with the provisions of this Agreement) of cash or (iii) shall have received such Transferred Asset and Related Property partially as a capital contribution and partially for payment in cash, in each case in an amount which constitutes fair consideration and reasonably equivalent value. Each such transfer referred to in the preceding sentence shall not have been made (1) for or on account of an antecedent debt owed by the Originator to the Purchaser, (2) in contemplation of the Originator’s insolvency, (3) with a view to preferring one creditor over another or to preventing the application of the assets of the Originator in the manner required by applicable law or regulations, or (4) with the intent to hinder, delay or defraud the Originator or any creditors of the Originator. Each transfer of a Transferred Asset and Related Property to the Purchaser was made by the Originator for adequate consideration.

(q) Taxes. The Originator has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it and has paid all material taxes, assessments or governmental charges of any kind that are due and payable by it pursuant to such returns or pursuant to any assessment received by the Originator; provided that the Originator may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Originator is in good faith contesting the same, so long as (i) adequate reserves have been established in accordance with GAAP, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Material Adverse Effect, and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest. The charges, accruals and reserves on the books of the Originator in respect of taxes and other governmental charges are, in the Originator’s opinion, adequate.

(r) Compliance with Laws. The Originator has complied in all respects with all applicable laws, rules, tariffs, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the failure to comply with which could reasonably be expected to have a Material Adverse Effect. The Originator has complied in all material respects with its own internal procedures and each law or regulation of any central bank or other governmental authority, related to lending limits or other credit exposure limitations (including, without limitation, those related to COLB Mortgage Loans, AOT Mortgage Pools and AOT Securities).

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(s) Accounting. The manner in which the Originator accounts for the transactions contemplated by this Agreement is consistent with the “FDIC/FIRREA” opinion rendered by Latham & Watkins LLP on the date hereof.

(t) No Events of Termination. Immediately after giving effect to each Purchase, no Event of Termination has occurred.

(u) Ownership. As of the date hereof, all of the issued and outstanding Stock of the Purchaser is directly owned of record by the Originator, all of which stock is validly issued and fully paid and there are no options, warrants or other rights to acquire any shares of Stock of the Purchaser.

(v) Transaction Documents. The Transaction Documents represent all agreements between the Originator and the Purchaser relating to the transfer of the Transferred Assets and Related Property except for other agreements related to the transactions that are permitted by Section 4.01(l). Each of the Transaction Documents to which the Originator is a party resulted from arms-length negotiations and was entered into by the Originator in the ordinary course of its business. Copies of each of this Agreement, the Purchase Agreement, and each of the other Transaction Documents are in the official records of the Originator.

(w) Investment Company Act; Public Utility Holding Company Act. The Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(x) Compliance with Credit Policy. The Originator has complied in all material respects with the Credit Policy with regard to its origination or acquisition of each Transferred Asset and the related CNB Customer Transaction Documents and has not made any change to such Credit Policy other than as permitted under Section 4.01(f).

(y) Direction to Accountants. The Originator has advised its independent certified public accountants that the Purchaser (and its assigns) has been authorized to review and discuss with such accountants, as it may reasonably request, any and all financial statements and other information of any kind that such accountants may have which relate to the Originator Collateral, and the Originator has directed such accountants to comply with any reasonable request of the Purchaser (or its assigns) for such information.

(z) No Adverse Selection. The Designated CNB Customers, Transferred Assets and the related Mortgage Loans have not been selected for sale hereunder in any way adverse to the interests of the Purchaser or its assigns. The Transferred Assets, taken as a whole, are generally representative of the Assets owned by the Originator.

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ARTICLE IV

COVENANTS

SECTION 4.01. Covenants of the Originator. Until the Final Collection Date, the Originator shall:

(a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges could not reasonably be expected to result in a Material Adverse Effect.

(b) Offices, Records, Name and Organization. Keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Assets at the address of the Originator set forth on Schedule 1 hereto or, upon 30 days’ prior written notice to the Purchaser and its assignees, at any other locations within the United States. The Originator will not change its name, location of its chief executive office, or its jurisdiction of organization, unless (i) the Originator shall have provided the Purchaser and its assignees with at least 30 days’ prior written notice thereof and (ii) no later than the effective date of such change, all actions required by Section 4.01(j) shall have been taken and completed. The Originator shall make a notation in its books and records, including its computer files, to indicate which Assets and Related Property have been sold by it to the Purchaser hereunder.

(c) Performance and Compliance with Agreements and Credit Policy. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the CNB Customer Transaction Documents related to the Transferred Assets, and timely and fully comply in all material respects with the Credit Policy in regard to each Transferred Asset and the related CNB Customer Transaction Documents.

(d) Sales, Liens, Etc. Except for the sales of Transferred Assets and Related Property contemplated herein, not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Asset or other Originator Collateral or upon or with respect to any account to which any Collections of any Transferred Assets are sent, or assign any right to receive income in respect thereof.

(e) Extension or Amendment of Assets. Except as permitted under Section 6.02(c) of the Purchase Agreement in the Originator’s capacity as the Servicer, not extend, amend or otherwise modify the terms of any Transferred Asset, or amend, modify or waive any term or condition of any CNB Customer Transaction Document related thereto.

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(f) Change in Business or Credit Policy. Not make any change in the character of its business or in the Credit Policy that could reasonably be expected to have a material adverse effect on the credit quality or collectibility of the Transferred Assets.

(g) Change in Payment Instructions to CNB Customers. Not add or terminate any bank account as a CNB Customer Account or AOT Securities Account from those listed in Schedule 2 to this Agreement, or make any change in its instructions to CNB Customers or Investors regarding payments to be made to any such account, unless the Purchaser shall have received notice of such addition, termination or change (including an updated Schedule 2); provided, however, that in the case of suspected fraud with respect to any CNB Account, the Originator may terminate such CNB Account and add a new bank account to replace such terminated CNB Account if the Originator notifies the Purchaser of such change and provides an updated Schedule 2 to the Purchaser within 15 Business Days of such change.

(h) Deposits to CNB Customer Deposit Accounts. Instruct all of the Designated CNB Customers to remit all their payments in respect of Transferred Assets to the related CNB Customer Deposit Accounts and instruct (or will cause the related CNB Customer or, in the case of any Advance related to an Indirect Syndicated Mortgage Loan, the related agent, to instruct) the related Investor with respect to the Mortgage Loan related to each Transferred Asset to remit the Take-Out Price with respect to such Mortgage Loan to the Investor Funding Account of such CNB Customer. The Originator will cause the account bank with respect to any Third-Party Lender Account to remit all Collections received in such Third-Party Lender Account to the Originator promptly after the receipt thereof. If the Originator or any of its Affiliates shall receive any Collections directly, the Originator shall immediately (and in any event within one Business Day) deposit the same to the related CNB Customer Deposit Account. The Originator will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any CNB Customer Deposit Account cash or cash proceeds other than (i) Collections of Transferred Advances and (ii) solely with respect to any Investor Funding Account, the excess of the Take-Out Price with respect to any Mortgage Loan over the amount of the Advance related to such Mortgage Loan.

(i) Audits. Will, at its expense, from time to time during regular business hours as requested by the Purchaser, its assignees, agents or representatives (including independent public accountants, which may be the Originator’s or the Parent’s independent public accountants), permit such Persons (i) to conduct audits of the Transferred Assets and Related Property and the related books and records and collections systems of the Originator, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Originator relating to the Transferred Assets and Related Property, and (iii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Transferred Assets and Related Property or the Originator’s performance under the Transaction Documents or under the CNB Customer Transaction Documents with any of the officers or employees of the Originator having knowledge of such matters. The Originator shall reimburse the Purchaser and its assigns all reasonable costs and expense incurred in connection therewith; provided, that so long as no Event of Termination has occurred or is continuing, the Originator’s reimbursement obligations

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hereunder shall be limited to two such audits per calendar year (but without such limitation for follow-up audits if an audit deficiency is described during any such audit or follow-up audit).

(j) Further Assurances.

(i) From time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Purchaser or its assignees may reasonably request, to perfect, protect or more fully evidence the sale of Transferred Assets and Related Property under this Agreement, or to enable the Purchaser or its assignees to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Originator will, upon the request of the Purchaser or its assignees, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Assets and Related Property; and (B) deliver to the Purchaser copies of all CNB Customer Transaction Documents (to which it is a party) relating to the Transferred Assets and Related Property and all records relating to such CNB Customer Transaction Documents and the Transferred Assets, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser’s computer equipment).

(ii) The Originator authorizes the Purchaser or its assignees to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Originator Collateral.

(iii) Perform its obligations under the CNB Customer Transaction Documents related to the Transferred Assets to the same extent as if such Assets had not been sold or transferred.

(k) Reporting Requirements. Provide to the Purchaser the following:

(i) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-Q pursuant to the rules and regulations of the SEC, financial information regarding the Originator and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, certified by a Financial Officer of the Originator as fairly presenting the consolidated financial position of the Originator and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments);

(ii) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-K pursuant to the rules and regulations of the SEC, financial information regarding the Originator and its Subsidiaries consisting of consolidated and consolidating balance sheets of the Originator and its Subsidiaries as of

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the end of such year and related statements of income and cash flows of the Originator and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of the consolidated financial statements, without qualification as to the scope of the audit or as to the Originator being a going concern by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing acceptable to the Program Agent, together with a report of such accounting firm stating that (A) such financial statements fairly present the consolidated financial position of the Originator and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes which such accountants shall concur and that shall have been disclosed in the notes to such financial statements) and (B) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Originator and its Subsidiaries such accounting firm has obtained no knowledge that a Event of Termination or Incipient Event of Termination under the Purchase Agreement, has occurred and is continuing, or if in the opinion of such accounting firm, such a default has occurred and is continuing, a statement as to the nature thereof;

(iii) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of a Financial Officer of the Originator setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Originator has taken and proposes to take with respect thereto;

(iv) as soon as possible and in any event within two Business Days after the Originator obtains knowledge thereof, notice of the occurrence of any event described in Section 5.01(f) with respect to any Designated CNB Customer or Investor;

(v) promptly after the sending or filing thereof, copies of all reports which the Originator or Parent send to any of their securityholders, and copies of all reports and registration statements which the Originator or Parent file with the Securities and Exchange Commission or any national securities exchange;

(vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Parent or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Parent or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent and/or any such ERISA Affiliate in excess of $1,000,000;

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(vii) at least 30 days prior to any change in the Originator’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

(viii) promptly and in no event more than five (5) Business Days after obtaining knowledge thereof, notice of any matter or the occurrence of any event concerning it which could reasonably be expected to have a Material Adverse Effect; and

(ix) such other information respecting the Transferred Assets and Related Property or the condition or operations, financial or otherwise, of the Originator as the Purchaser may from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

Reports and financial statements required to be delivered pursuant to clauses (i), (ii) and (iii) of this Section 4.01(k) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent’s website on the internet at http://www.colonialbank.com or when such reports, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov.

(l) Limitation on Transactions with the Purchaser. Not enter into, or be a party to any transaction with the Purchaser, except for (i) the transactions contemplated by this Agreement and the other Transaction Documents; and (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors’ fees, upon fair and reasonable terms materially no less favorable to the Purchaser than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

(m) Records. Record each Purchase as a sale or capital contribution, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or capital contribution, as the case may be. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Assets and Related Property in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all such Transferred Assets, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Transferred Asset and all Collections of and adjustments to each existing Transferred Asset, as well as its actual experience with respect to any Diluted Assets. Promptly notify the Purchaser of any material conversion or substitution (excluding, in each case, version upgrades) of the computer software used by the Originator in its collection of Transferred Assets.

(n) Separate Existence. Take all reasonable steps (including, without limitation, all steps that the Purchaser may from time to time reasonably request) to maintain the Purchaser’s identity as a separate legal entity from it and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of it and each of its other Affiliates. Without limiting the generality of the foregoing, it shall (i) maintain its books and records separate from those of the Purchaser and maintain records of all intercompany debits and

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credits and transfers of funds made by it on the Purchaser’s behalf; (ii) prevent the commingling of its funds or other assets with those of the Purchaser, and not maintain bank accounts or other depository accounts to which the Purchaser is an account party, into which the Purchaser makes deposits or from which the Purchaser has the power to make withdrawals except as otherwise contemplated hereunder or under the Purchase Agreement with respect to the Servicer’s administration of Collections; (iii) not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with the Purchaser which is on terms that are less favorable to it than those that might be obtained in an arm’s length transaction at the time from Persons who are not Affiliates and which is not evidenced by or pursuant to a written agreement; (iv) not pay the operating expenses and liabilities of the Purchaser; (v) clearly identify its office space (by sign or otherwise) as being separate and distinct from the offices of, or any space occupied by, the Purchaser and allocate fairly with the Purchaser any overhead, if relevant, for shared office space or business facilities or equipment; (vi) act solely in its own name, through its own officials or representatives where relevant, and not hold the Purchaser out as a “division” or “part” of it; (vii) have stationery and other business forms and a telephone number separate from that of the Purchaser; and (viii) take all other actions reasonably necessary on its part to operate its business and perform its obligations under the Transaction Documents in a manner consistent with Section 5.01(j) of the Purchase Agreement and the factual assumptions described in the legal opinions with respect to FDIC/FIRREA matters delivered pursuant to Section 3.01(g) of the Purchase Agreement to the extent applicable to it. In addition to the foregoing, it will cause any financial statements consolidated with those of the Purchaser to state that the Purchaser’s business consists of the purchase of Assets and Related Property from it and that the Purchaser is a separate legal entity with its own separate creditors who, in any liquidation of the Purchaser, will be entitled to be satisfied out of the Purchaser’s, as applicable, assets prior to any value in the Purchaser becoming available to the Purchaser’s equity holders.

(o) Taxes. File all material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in compliance with Section 3.01(q) and pay when due any taxes payable in connection with the transfer of the Transferred Assets and Related Property.

(p) Accounting of Transfers. Not account for or treat (whether in financial statements or otherwise) the transactions provided for by this Agreement in any manner other than as the sale and/or absolute conveyance by it of Transferred Assets and Related Property to the Purchaser.

(q) Extension or Amendment of Transferred Assets. Not extend, amend, waiver or otherwise modify, the terms of any Transferred Asset or any CNB Customer Transaction Document related thereto, except as permitted in its capacity as Servicer under the Purchase Agreement.

(r) AOT Securities Accounts. Instruct the related Investor with respect to each AOT Security constituting a Transferred Asset to remit the Take-Out Price with respect to such AOT Security to an AOT Securities Account. The Originator will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any AOT Securities Account, cash or

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cash proceeds other than the Take-Out Prices with respect to AOT Securities which are Transferred Assets.

(s) True Sale of AOT Mortgage Pools. Comply with (and cause to be true and correct) each of the facts and assumptions contained in the “true sale” opinion of Akerman Senterfitt delivered pursuant to Section 3.01(g) of the Purchase Agreement.

ARTICLE V

EVENTS OF TERMINATION

SECTION 5.01. Events of Termination. If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) the Originator shall fail to make when due any payment or deposit to be made by it under this Agreement (including any payment with respect to any Deemed Collection);

(b) the Originator shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document (other than as described in clause (a) above) and such failure shall remain unremedied for 10 Business Days;

(c) any representation or warranty made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Originator pursuant to this Agreement shall prove to have been incorrect or untrue when made or deemed made or delivered and, solely in the case of any representation or warranty which relates solely to one or more Transferred Assets incorrectly characterized as Eligible Assets, the Originator shall have failed to make any payment in respect of any Deemed Collection resulting therefrom pursuant to Section 2.03(c);

(d) the Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $70,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

(e) any Purchase of Transferred Assets and Related Property hereunder shall for any reason cease to constitute valid and perfected ownership of such Transferred Assets and Related Property or immediately prior to each Purchase hereunder the Originator shall cease to

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have a valid and perfected first priority ownership interest therein, or there shall exist any Adverse Claim in the Originator Collateral;

(f) (i) the Federal Deposit Insurance Corporation or other Federal or State bank regulatory authority shall have been appointed receiver or liquidator of the Originator under Federal or State banking laws; or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (f);

(g) an Event of Termination shall have occurred under the Purchase Agreement;

(h) the PBGC or the Internal Revenue Service shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or Section 6320 of the Code with regard to the assets of the Parent or the Originator;

(i) any Transaction Document shall cease to be in full force and effect with respect to the Originator, or the Originator shall attempt to terminate or assert the invalidity or unenforceability of any Transaction Document or any provision thereof;

(j) a Change in Control shall occur;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $70,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against the Originator or any of its Subsidiaries, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Originator or any of its Subsidiaries to enforce any such judgment; or

(l) there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Assets or the ability of the Originator to collect Transferred Assets or otherwise perform its respective obligations under this Agreement or the other Transaction Documents;

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then, and in any such event, the Purchaser may, by notice to the Originator, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and all Purchases hereunder shall cease immediately; provided, however, that in the case of any event described in clause (f) above, the Facility Termination Date shall occur automatically upon the occurrence of such event. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Transferred Assets and Originator Collateral provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VI

INDEMNIFICATION

SECTION 6.01. Indemnities by the Originator.

(a) Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an “Indemnified Party”), from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by any Indemnified Party arising out of or as a result of this Agreement or the purchase of any Transferred Assets or in respect of any Transferred Asset or any CNB Customer Transaction Document, including, without limitation, arising out of or as a result of any of the following:

(i) the characterization in any Monthly Report, Asset Interest Report or other written statement of any Transferred Asset as an Eligible Asset or as included in the Net Conforming Pool Balance or the Net Non-Conforming Pool Balance which, as of the date on which such information was certified, is not an Eligible Asset or should not be included in the Net Conforming Pool Balance or the Net Non-Conforming Pool Balance, as applicable;

(ii) any representation or warranty or statement made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made or deemed made;

(iii) the failure by the Originator to comply with any applicable law, rule or regulation of any Governmental Entity with respect to any Transferred Asset, Related Property or the related CNB Customer Transaction Documents; or the failure of any Transferred Asset or Related Property to conform to any such applicable law, rule or regulation;

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(iv) the failure to vest and maintain vested in the Purchaser absolute ownership of the Transferred Assets and Related Property that are, or that purport to be, the subject of a Purchase under this Agreement, free and clear of any Adverse Claim;

(v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Originator Collateral;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the related CNB Customer) of a CNB Customer to the payment of any Transferred Asset, whether or not raised in connection with any litigation or arbitration (including, without limitation, a defense based on such Transferred Asset or the related CNB Customer Transaction Documents not being a legal, valid and binding obligation of such CNB Customer enforceable against it in accordance with its terms), or any other claim relating to collection activities with respect to such Transferred Asset;

(vii) any dispute, claim, offset or defense (other than discharge in bankruptcy or insolvency of the related Mortgagor) of a Mortgagor to the payment of any Mortgage Loan (including, without limitation, a defense based on such Mortgage Loan not being a legal, valid and binding obligation of such Mortgagor enforceable against it in accordance with its terms), or any other claim relating to collection activities with respect to such Mortgage Loan;

(viii) any failure of the Originator to comply with any term, provision or covenant contained in this Agreement, any other Transaction Document or any CNB Customer Transaction Document to which it is a party, or to perform its duties or obligations under the Transaction Documents, CNB Customer Transaction Documents or Take-Out Commitments;

(ix) any claim or suit arising out of or in connection with any Transferred Asset or the Mortgage Loan related thereto;

(x) the commingling of Collections of Transferred Assets (or any Related Property) at any time with other funds;

(xi) any investigation, litigation or proceeding related to this Agreement, any other Transaction Document or the use of proceeds of Purchases or in respect of any Transferred Asset or any other Originator Collateral;

(xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Originator in servicing, administering or collecting any Transferred Asset or Related Property;

(xiii) the sale by the Originator, or the purchase by the Purchaser, of any Transferred Asset or Related Property in violation of any applicable law, rule or regulation of any Governmental Entity or any contractual obligation of the Originator;

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(xiv) any Adverse Claim attaching to any Transferred Asset or any other Originator Collateral with respect thereto, other than a Lien created under the Transaction Documents;

(xv) except to the extent such taxes constitute income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the security interest in the Originator Collateral, (A) the failure to pay when due any and all stamp, sales, transfer, excise, personal property and other taxes and fees payable by the Originator in connection with the Originator Collateral or the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and (B) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Originator’s actions or failure to act in breach of this Agreement;

(xvi) any failure by the Purchaser to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Purchaser of any Transferred Assets or Related Property, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvii) the inability of any Indemnified Party to exercise their rights under this Agreement to review any CNB Customer Transaction Document which contains a confidentiality provision that purports to restrict its ability to do so, or any litigation or proceeding relating to any such confidentiality provision;

(xviii) the failure of any Mortgage Loan to be purchased (A) under the original Take-Out Commitment applicable to such Mortgage Loan for any reason (other than as a result of a Mortgage Loan which was an Eligible Mortgage Loan at the time it was sold be the Originator to the Purchaser having subsequently become a Defaulted Mortgage Loan or as the result of the bankruptcy of the related CNB Customer) including as a result of a change in the market value of such Mortgage Loan due to changes in interest rates, and (B) for an amount equal to the Take-Out Price first reported to the Program Agent when the Asset related to such Mortgage Loan first became a Pool Asset;

(xix) the failure of any Interest Rate Hedge to fully protect any Mortgage Loan, AOT Mortgage Pool or AOT Security from the effect of changes in interest rates;

(xx) the possession of the Mortgage Documents, AOT Participation Certificates, AOT Takeout Assignments or COLB Participation Certificates by any person other than the Facility Custodian;

(xxi) the failure of any Mortgaged Property to be covered by adequate hazard insurance;

WAREHOUSE LOAN SALE AGREEMENT

(xxii) the failure of any Mortgage Loan, AOT Security or Take-Out Commitment to constitute, for any reason (including, without limitation, any fraud on the part of any Mortgagor of any Mortgage Loan, any CNB Customer or the Originator), the legal, valid and binding obligation of the Mortgagor of such Mortgage Loan, the issuer of such AOT Security or Investor, as applicable, enforceable against such Mortgagor, issuer or Investor in accordance with its terms (subject to Enforceability Exceptions);

(xxiii) the failure of any Mortgage Document with respect to any Mortgage Loan (including, without limitation, the related Mortgage File) to be accurate and complete;

(xxiv) the failure of any AOT Security to be issued with respect to any AOT Mortgage Pool for any reason (other than as a result of the bankruptcy of the related CNB Customer) including as a result of a change in the market value of such AOT Mortgage Pool due to changes in interest rates;

(xxv) the failure of any AOT Security to be purchased (A) under the original Mandatory Take-Out Commitment applicable to such AOT Security for any reason (other than as a result of the bankruptcy of the related CNB Customer) including as a result of a change in the market value of such AOT Security or the related AOT Mortgage Pool due to changes in interest rates, and (B) for an amount equal to the Take-Out Price first reported to the Program Agent when a participation interest in the AOT Mortgage Pool with respect to such AOT Security first became a Pool Asset; and

(xxvi) the release of funds from any CNB Customer Deposit Account or AOT Securities Account to any CNB Customer which is the subject of any bankruptcy or insolvency proceeding, absent a court order directing that such funds be released to such CNB Customer.

(b) Notwithstanding the foregoing, the Originator shall not be liable to any Indemnified Party for any Indemnified Amounts, (i) to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) resulting from a default by the Mortgagor under the terms of any Mortgage Loan which was an Eligible Mortgage Loan at the time it was sold by the Originator to the Purchaser, (iii) resulting from the failure of any CNB Customer to pay amounts due under the terms of any CNB Customer Loan or from the impairment of any Underlying Collateral, in each case as a result of the bankruptcy of such CNB Customer, (iv) resulting from the failure of any Mortgage Loan to be purchased under a Take-Out Commitment due to a default by the Mortgagor thereof under the terms of such Mortgage Loan which was an Eligible Mortgage Loan at the time it was sold by the Originator to the Purchaser or the bankruptcy of the related CNB Customer, or (v) constituting taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party.

(c) Any amounts subject to the indemnification provisions of this Section 6.01 shall be paid by the Originator to the related Indemnified Party within five (5) Business Days

WAREHOUSE LOAN SALE AGREEMENT

following demand therefor accompanied by reasonable supporting documentation with respect to such amounts. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Section 6.01, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

(d) No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Originator or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or breach of its obligations under the Purchase Agreement. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Originator therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Originator, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Agreement and the Purchase Agreement, together with the other written agreements required to be delivered hereunder and thereunder and the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 7.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to each party hereto, at its address set forth on Schedule 1 hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices and communications given to any party hereto shall be deemed to have been given on the date of receipt. Each of the Purchaser and the Originator consents to the service of any and all process in any action or proceeding described in Section 7.05 by the mailing of copies of such process to it at its address specified for notice hereunder. Nothing in this Section 7.02 shall affect the right of the Purchaser or the Originator to serve legal process in any other manner permitted by law.

WAREHOUSE LOAN SALE AGREEMENT

SECTION 7.03. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Originator, the Purchaser and their respective successors and assigns; provided, however, that the Originator may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Assets and Related Property, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

(b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Assets are either collected in full or become Defaulted Assets; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article III and the provisions of Article VI and Sections 7.04 and 7.05 shall be continuing and shall survive any termination of this Agreement.

SECTION 7.04. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VI hereof, the Originator agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Originator agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Assets which are not paid on account of the bankruptcy of the applicable CNB Customer or the Mortgagor of any Underlying Collateral.

(b) In addition, the Originator agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Originator agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 7.05. WAVIER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE ORIGINATOR AND THE PURCHASER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP AMONG THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. EACH PARTY HERETO HEREBY AGREES AND SUBMITS

WAREHOUSE LOAN SALE AGREEMENT

TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 7.05 SHALL AFFECT THE RIGHT OF THE ORIGINATOR OR THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 7.06. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 7.08. Purchaser’s Assignment of Rights to Program Agent. The Originator acknowledges that all of the Purchaser’s right, title and interest in, to and under this Agreement and each other document, agreement or instrument executed in connection herewith or therewith, constitutes part of the Collateral under the Purchase Agreement. Pursuant to and subject to the limitations contained in, and the terms and conditions of, the Purchase Agreement, the Purchaser has assigned to the Program Agent, for the benefit of the Beneficiaries, all benefits, rights and remedies exercisable by the Purchaser under this Agreement and each other document, agreement or instrument executed in connection herewith or therewith. Such assignment includes, without limitation, (a) all monies due and to become due to the Purchaser from the Originator, whether as Transferred Assets or any fees, expenses, costs, indemnities, or damages for the breach of this Agreement or otherwise and (b) all rights, remedies, powers, privileges and claims of the Purchaser against the Originator under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or as otherwise available at law or in equity). The Originator acknowledges that the Program Agent shall have the sole right to enforce the Purchaser’s rights and remedies under this Agreement to the extent permitted by the Purchase Agreement; provided, however, that the Program Agent shall not be obligated to perform any of the obligations of the Purchaser under this Agreement. The Originator acknowledges that the rights of the Program Agent with respect to the rights and remedies in connection with any indemnification or any breach of any representation, warranty, or covenant made by the Originator under this Agreement shall be continuing and shall survive any termination of this Agreement.

WAREHOUSE LOAN SALE AGREEMENT

SECTION 7.09. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Purchaser under this Agreement shall be payable solely out of Collections as they are received by or are available to the Purchaser to make such payments pursuant to the Purchase Agreement, and, to the extent Collections are not available to pay such obligations, the claims relating thereto shall not constitute a claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) against the Purchaser but shall continue to accrue. The Originator hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in Section 5.01(f) so long as any Secured Obligations shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Secured Obligations shall have been outstanding.

SECTION 7.10. Confidentiality.

(a) The Originator agrees to maintain the confidentiality of this Agreement and each other Transaction Document in communications with third parties and otherwise; provided that this Agreement and each other Transaction Document may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Purchaser, (ii) to the legal counsel and auditors of the Originator if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over the Originator or to the extent the Originator determines that the contents of any Transaction Document are required to be disclosed in any filing with the SEC; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) The Purchaser agrees to maintain the confidentiality of all information with respect to the Originator furnished or delivered to it pursuant to this Agreement and identified by the Originator as being confidential; provided, that such information may be disclosed (i) to such party’s legal counsel and auditors and to such party’s assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the nationally recognized statistical rating agencies, (iii) to any actual or potential subordinated investor in any Conduit Purchaser or any provider of liquidity for any Conduit Purchaser, if such subordinated investor or provider of liquidity has agreed to hold it confidential, (iv) to credit enhancers and dealers and investors in respect of promissory notes of each Conduit Purchaser in accordance with the customary practices of said Conduit Purchaser for disclosure to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Originator or any of its Affiliates by name, (v) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (or its assignees), (vi) in connection with enforcement of the Purchaser’s or any Beneficiary’s rights and remedies hereunder or under the other Transaction Documents, and (vii) to any other Person with the Originator’s prior written consent; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (A) disclosure as required

WAREHOUSE LOAN SALE AGREEMENT

pursuant to the Transaction Documents, (B) disclosure of any and all information (w) if required to do so by any applicable statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (x) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of any Beneficiary’s business or that of its affiliates, (y) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which any Beneficiary or any affiliate or an officer, director, employer or shareholder thereof is a party, or (z) to any affiliate, independent or internal auditor, agent, employee or attorney of any Beneficiary having a need to know the same, provided that such Beneficiary advises such recipient of the confidential nature of the information being disclosed.

(c) Notwithstanding any other provision herein or in any other Transaction Document, the Purchaser hereby confirms that the Originator (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

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WAREHOUSE LOAN SALE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:	COLONIAL BANK, N.A.

By:
Name:
Title:

PURCHASER:	MWL FUNDING, INC.

By:
Name:
Title:

SIGNATURE PAGE TO WAREHOUSE LOAN SALE AGREEMENT